EXHIBIT 5

                          PIETRANTONI MENDEZ & ALVAREZ
                        Banco Popular Center - Suite 1901
                             209 Munoz Rivera Avenue
                           San Juan, Puerto Rico 00918
                           Switchboard (787) 274-1212
                            Telecopier (787) 274-1470

                                                              July 22, 1998

Board of Directors
Margo Caribe, Inc.
Highway 690, Kilometer 5.8
Vega Alta, Puerto Rico 00692

Dear Sirs:

         As special counsel to Margo Caribe, Inc., a Puerto Rico corporation (the "Company"), we have been requested to render this opinion for filing as
Exhibit 5 to the Company's registration statement on Form S-8, which is being filed with the Securities and Exchange Commission (the "Registration Statement").

         The Registration Statement covers 200,000 shares (the "Shares") of Common Stock, which may be sold by the Company upon the exercise of options to be granted pursuant to the Company's 1998 Stock Option Plan (the "Plan") filed as Exhibit 4.2 to the Registration Statement.

         We have examined the Company's Certificate of Incorporation, the Company's By-Laws, the Plan, and related minutes of action taken by the Board of Directors and Stockholders of the Company and such other documents and records as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies of originals.

         Based upon the foregoing, we are of the opinion that:

         1. The Plan and the Shares have been duly authorized by all requisite corporate action on the part of the Company.

         2. When the Shares are sold in the manner and for the consideration described in the Plan, the Shares will be validly issued, fully paid and non-assessable.


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Margo Caribe, Inc.
July 22, 1998
Page -2-

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                         Very truly yours,

                                         /s/ Pietrantoni Mendez & Alvarez